Exhibit 22. List of Subsidiaries of Chell Group Corporation as at November 26, 2001

Name of Subsidiary(1)                              Jurisdiction of Incorporation
---------------------                              -----------------------------

Chell Merchant Capital Group, Inc................................Ontario
Magic Lantern Communications Ltd.(2) .............................Canada
NTN Interactive Network Inc.......................................Canada
3484751 Canada Inc................................................Canada
Sonoptic Technologies Inc.(4).....................................Canada
GalaVu Entertainment Network Inc. ...............................Ontario
TutorBuddy Inc.(3)...............................................Ontario
Chell.com (USA) Ltd...............................................Nevada

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Notes:

      (1) Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Chell Group Corporation.

      (2)   Wholly-owned subsidiary of NTN Interactive Network Inc.

      (3)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.

      (4)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.